Exhibit 99.2

March 27, 2009

Kapstone Paper and Packaging Corporation
Kapstone Kraft Paper Corporation
1101 Skokie Boulevard, Suite 300
Northbrook, Illinois, 60062
Attention: Andrea K. Tarbox

Re:          Limited Waiver and Amendment No. 2 to Note Agreement

Ladies and Gentlemen:

This limited waiver and amendment letter (this “Letter”) makes reference to that certain Note Purchase Agreement, dated as of July 1, 2008 (as amended by Amendment No. 1 thereto dated as of August 25, 2008, the “Note Agreement”), among Kapstone Kraft Paper Corporation, a Delaware corporation (the “Company”), Kapstone Paper and Packaging Corporation, a Delaware corporation (the “Parent”), and The Prudential Insurance Company of America (“Prudential”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement, as amended hereby.

The Company has informed Prudential that it intends to sell (the “Proposed Sale”) certain of its assets relating to the Company’s “Ride Rite Air Bag” division located in Fordyce, Arkansas to Illinois Tool Works Inc. (or a subsidiary thereof) pursuant to that certain Asset Purchase Agreement between the Company and the Purchaser for an aggregate purchase price of not less than $36 million.

Consummation of the Proposed Sale will result in a Senior Debt Prepayment Event.  The Company intends to prepay a portion of the Notes equal to the Ratable Portion of the Notes (which Ratable Portion is expected to be determined from aggregate Net Cash Proceeds of approximately $32.7 million as of the closing date of the Proposed Sale, after taking into account $2.5 million of the purchase price that will be placed in an escrow account, closing costs and taxes) with respect to such Senior Debt Prepayment Event in accordance with paragraph 4E of the Note Agreement (the “Prepayment”).

The Company acknowledges that, to the extent the Proposed Sale and the related Prepayment do not occur on or prior to March 31, 2009, an Event of Default may exist under the Note Agreement as a result of the failure of the Company to comply with the terms of paragraph 6A(1) (Total Leverage Ratio) of the Note Agreement for the fiscal quarter ended March 31, 2009 (the “Applicable Event of Default”);

The Parent and the Company have requested that Prudential waive the Applicable Event of Default and agree to amend the Note Agreement as more particularly set forth below.

Subject to the terms and conditions hereof, Prudential is willing to agree to such requests.  Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1.         Limited Waiver.

(a)           Subject to the other terms and conditions of this Letter (including the conditions precedent set forth in Section 3 hereof), but regardless of whether or not the Proposed Sale and the related Prepayment occur on or prior to March 31, 2009 or thereafter, Prudential hereby waives the Applicable Event of Default for all purposes of the Note Agreement; provided that such waiver shall terminate on May 31, 2009 (the “Termination Date”) and shall be of no further force and effect after such Termination Date unless (i) the Proposed Sale, together with the related Prepayment, has been consummated on or before May 1, 2009 and (ii) after giving effect to the Proposed Sale and related Prepayment, and taking into account any Debt reasonably expected to be incurred in connection with the payment of approximately $3.7 million of Earn-Out Obligations payable to International Paper Company as a result of consummating the Proposed Sale, the Company is in compliance on a pro forma basis with the financial covenants set forth in paragraph 6A of the Note Agreement as of March 31, 2009 (with the gain recognized from the Proposed Sale, which is expected to be approximately $15.7 million on an after-tax basis, being deemed included in Consolidated Net Income and EBITDA solely for purposes of establishing such pro forma compliance as of March 31, 2009) (subsections (a)(i) and (a)(ii) of this Section 1 being referred to hereinafter, collectively, as the “Termination Conditions”).  Accordingly, so long as the Termination Date shall not have occurred, Prudential shall, subject to the terms and conditions set forth herein, forbear exercising their rights and remedies arising exclusively as a result of the Applicable Event of Default.

(b)           To the extent the Proposed Sale, together with the related Prepayment, is not consummated on or before May 1, 2009, the Company acknowledges and agrees that, unless the Required Holders, in their sole discretion, further amend the Note Agreement or otherwise agree in writing to continue this limited waiver beyond the Termination Date, an unwaived Event of Default will exist under the Note Agreement as of May 31, 2009, for which no grace period or cure period shall apply, and the holders of the Notes may pursue all rights and remedies available to them under the Note Agreement, the Transaction Documents and applicable law.  The Company further acknowledges and agrees that to the extent any Defaults or Events of Default (other than the Applicable Event of Default) now exist or hereafter arise prior to the Termination Date (or otherwise), the holders of the Notes may immediately pursue all rights and remedies available to them in respect thereof under the Note Agreement, other Transaction Documents and applicable law.

(c)           Notwithstanding anything to the contrary contained herein or in the Note Agreement, unless the Termination Conditions have been met and no other Default or Event of Default exists, the Prepayment shall be made with the Yield-Maintenance Amount.  In any event, the Prepayment shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

SECTION 2.         Amendment to the Note Agreement. Effective upon the Effective Date (as defined in Section 3 hereof), Prudential and the Company agree that the definition of “Earn-Out Obligations” set forth in paragraph 10B of the Note Agreement is hereby amended to add, immediately before the “.”, the following: “, but excluding the “Fordyce Earnout A” (as defined in the International Paper Purchase Agreement) obligation of up to $5,010,167”.

SECTION 3.         Effectiveness.  The waiver in Section 1 and the amendment in Section 2 shall become effective on the date (the “Effective Date”) of satisfaction of the following:

(a)           Receipt by Prudential of counterparts of this Letter executed by the Company and each Guarantor;

(b)           Receipt by Prudential of a copy of a waiver and amendment under the Credit Agreement, in form and substance satisfactory to Prudential, executed by the Company, the Bank Agent and the necessary Banks, and such amendment shall be in full force and effect;

(c)           Without limiting the provisions of Section 6 hereof, the Company shall have paid all fees, charges and disbursements of special counsel to Prudential payable by the Company invoiced as of the Effective Date;

(d)           All corporate and other proceedings in connection with the transactions contemplated by this Letter shall be satisfactory to Prudential, and Prudential shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

SECTION 4.         Representations and Warranties.  The Company and each Guarantor represents and warrants to the holders of the Notes that, after giving effect hereto (a) each representation and warranty set forth in paragraph 8 of the Note Agreement, as amended by this Letter, is true and correct as of the date of the execution and delivery of this Letter by the Parent, the Company and the other Guarantors with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (b) no Event of Default or Default exists, and (c) neither the Parent, the Company nor any of the other Subsidiary has paid or agreed to pay, and neither the Parent, the Company nor any other Subsidiary will pay or agree to pay, any fees or other consideration to any Person in connection with the amendment referenced in Section 3(b) hereof, other than (i) a waiver fee to each Bank party to such amendment equal to 0.05% of the total outstanding Revolving Credit Commitment and/or outstanding Term Loan Commitment (each as defined in the Credit Agreement), as applicable, of such Bank, and (ii) out of pocket expenses of counsel to the Bank Agent and the Banks.

SECTION 5.         Reference to and Effect on Note Agreement.  Upon the effectiveness of the amendment made in this Letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this Letter.  Except as specifically set forth in Sections 1 and 2 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  Each of the Parent and the Company hereby represents and warrants that all necessary or required consents to this Letter have been obtained and are in full force and effect.  Except as specifically stated in Sections 1 an 2 of this Letter, the execution, delivery and effectiveness of this Letter shall not (a) amend the Note Agreement, any Note or any of the other Transaction Documents, (b) operate as a waiver of any right, power or remedy of the holder of any Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any of the other Transaction Documents at any time.  The execution, delivery and effectiveness of this Letter shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any amendments to the Note Agreement, any Note or any the other Transaction Documents in the future, whether or not under similar circumstances.

SECTION 6.         Expenses.  The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any holder of the Notes, all out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by the holders of the Notes in connection with this Letter or the transactions contemplated hereby, in enforcing any rights under this Letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Letter or the transactions contemplated hereby.  The obligations of the Company under this Section 6 shall survive transfer by any holder of any Note and payment of any Note.

SECTION 7.         Reaffirmation. Each Guarantor hereby consents to the terms and conditions of this letter and hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty Agreement, including without limitation, with respect to the Note Agreement as amended by this Letter.  The Company and each Guarantor hereby reaffirms its grant of liens and security interest in the Collateral under the Collateral Documents, confirms that such liens and security interests continue to secure the Obligations (as defined in the Intercreditor Agreement), including without limitation, under the Note Agreement as amended by this Letter, and agrees that this Letter shall in no manner adversely affect or impair such liens and security interests.

SECTION 8.         Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

SECTION 9.         Counterparts; Section Titles.  This Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Letter. The section titles contained in this Letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Very truly yours,

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:	/s/Dianna Carr
Vice President

THE LETTER IS AGREED TO
AND ACCEPTED BY:

KAPSTONE KRAFT PAPER CORPORATION,
a Delaware corporation

By:	/s/Andrea Tarbox
Name:	Andrea Tarbox
Title:	VP and CFO

KAPSTONE PAPER AND PACKAGING
CORPORATION, a Delaware corporation

By:	/s/ Andrea Tarbox
Name:	Andrea Tarbox
Title:	VP and CFO

KAPSTONE CHARLESTON KRAFT LLC,
a Delaware limited liability company

By:	/s/Andrea Tarbox
Name:	Andrea Tarbox
Title:	VP and CFO

COGEN SOUTH L.L.C.,
a Delaware limited liability company

By:	/s/Andrea Tarbox
Name:	Andrea Tarbox
Title:	VP and CFO